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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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STANLEY FURNITURE COMPANY, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Stanley Furniture Company, Inc.

1641 Fairystone Park Highway

Stanleytown, Virginia 24168

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held April 15, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Stanley Furniture Company, Inc. will be held at our corporate headquarters, 1641 Fairystone Park Highway, Stanleytown, Virginia, on Wednesday, April 15, 2008, at 11:00 A.M., for the following purposes:

(1)	To elect two directors to serve a three-year term on our board of directors;

(2)	To act upon a proposal, previously approved by our board of directors, to approve the Stanley Furniture Company, Inc. 2008 Incentive Compensation Plan; and

(3)	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The stockholders of record of our common stock at the close of business on February 25, 2008 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof.

Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. You may also vote by phone or on the Internet by following the instructions on the proxy card. Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,

Douglas I. Payne
Secretary

March 4, 2008

Stanley Furniture Company, Inc.

1641 Fairystone Park Highway

Stanleytown, Virginia 24168

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

April 15, 2008

The enclosed proxy is solicited by and on behalf of the board of directors of Stanley Furniture Company, Inc. for use at the Annual Meeting of Stockholders to be held on Tuesday, April 15, 2008, at 11:00 A.M., at our corporate headquarters, 1641 Fairystone Park Highway, Stanleytown, Virginia, and any adjournment thereof. The matters to be considered and acted upon at this meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being mailed on or about March 4, 2008 to all holders of record of our common stock on February 25, 2008. Shares of our common stock represented in person or by proxy will be voted as hereinafter described or as otherwise specified by the stockholder. Any proxy given by a stockholder may be revoked by such stockholder at any time prior to the voting of the proxy by delivering a written notice to our Secretary, executing and delivering a later-dated proxy or attending the meeting and voting in person.

We will bear the cost of preparing, assembling and mailing the proxy, this proxy statement, and other material enclosed, and all clerical and other expenses of solicitations. In addition to the solicitation of proxies by use of the mails, our directors, officers and employees may solicit proxies by telephone, telegram, e-mail, personal interview or other means. We will also request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of our common stock held of record by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

VOTING RIGHTS

On February 25, 2008, there were 10,329,847 shares of our common stock outstanding and entitled to vote. Each share entitles the holder thereof to one vote.

ELECTION OF DIRECTORS

Our board of directors presently consists of six directors who are divided into three classes with staggered terms. The terms of Messrs. Robert G. Culp, III and T. Scott McIlhenny, Jr. expire at the time of the 2008 Annual Meeting of Stockholders. We propose the reelection of Messrs. Culp and McIlhenny for a three-year term each expiring at the time of the 2011 Annual Meeting.

The shares represented by proxies will be voted as specified by the stockholder. If the stockholder does not specify a choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event these nominees should not continue to be available for election, the proxies will be voted for the election of such other persons as our board of directors may recommend. As of the date of this proxy statement, our board of directors has no reason to believe that the nominees named below will be unable or unwilling to serve.

Nominees for Election for Three-Year Terms Ending 2011

Robert G. Culp, III, 61, has been a director since July 1999. Mr. Culp has been chairman of the board of Culp, Inc., a marketer of upholstery fabrics for furniture and mattress ticking for bedding, since 1990 and served as chief executive officer of Culp, Inc. until May 2007. Mr. Culp is also a director of Old Dominion Freight Line, Inc.

T. Scott McIlhenny, Jr., 60, has been a director since April 1997. Mr. McIlhenny is a principal of Northstar Travel Media LLC (“Northstar”), the former travel publishing division of Cahners Business Information (now Reed Business Information). Mr. McIlhenny served as chief operating officer of Northstar from September 2001 until November 2005. Mr. McIlhenny was group vice president of Cahners Travel Group, a publisher of materials for the hospitality and travel industries and a division of Cahners Business Information (“Cahners”), from December 1999 until September 2001. Mr. McIlhenny’s previous experience included serving in various capacities with Communications/Today, LTD. (acquired by Cahners in 1988), the publisher of Furniture/Today, including senior vice president, group publisher.

Directors Whose Terms Do Not Expire this Year

Michael P. Haley, 57, has been a director since April 2003 and his present term will expire in 2009. Mr. Haley is a director of MW Manufacturers, Inc. (“MW”), a producer and distributor of window and door products for the residential construction industry and its parent company, Ply Gem Holdings, Inc. Mr. Haley held the position of president and chief executive officer of MW from June 2001 until January 2005 and served as its chairman from January 2005 until June 2005. From May 1994 to May 2001, Mr. Haley was President of American of Martinsville, a manufacturer of commercial contract furniture and a subsidiary of LADD Furniture, Inc. During this time, he also served as executive vice president of LADD Furniture, Inc. From 1988 to 1994, Mr. Haley was president of Loewenstein Furniture Group. Mr. Haley is also a director of LifePoint Hospitals, Inc. and American National Bankshares, Inc.

Albert L. Prillaman, 62, has been a director since March 1986 and his present term will expire in 2009. Mr. Prillaman served as chairman of our board of directors from September 1988 until April 2005. In April 2005, he was designated lead director. He also served as our chief executive officer from December 1985 until December 2002 and president from December 1985 until April 2001. Prior thereto, Mr. Prillaman had served as one of our vice presidents and president of the Stanley Furniture division of our predecessor since 1983, and in various executive and other capacities with the Stanley Furniture division of our predecessors since 1969. Mr. Prillaman’s son, R. Glenn Prillaman, is our senior vice president – marketing & sales.

Thomas L. Millner, 54, has been a director since April 1998 and his present term will expire in 2010. Mr. Millner has been chief executive officer and president of Remington Arms Company, Inc. (“Remington”), a manufacturer of sporting good products for the hunting, shooting sports and fishing markets, since April 1999 and a director of Remington and RACI Holding, Inc., Remington’s parent, since June 1994. From May 1994 to April 1999, Mr. Millner served as president and chief operating officer of Remington. From 1987 to May 1994, Mr. Millner served as chief executive officer and president of The Pilliod Cabinet Company. From 1984 to 1987, Mr. Millner served as General Manager of the Armstrong Furniture Division of Thomasville Furniture Industries. From 1977 to 1984, Mr. Millner served in various sales and sales management positions with Thomasville Furniture Industries and Broyhill Furniture Industries. Mr. Millner is also a director of Lazy Days’ R.V. Center, Inc.

Jeffrey R. Scheffer, 52, has been a director since December 2002 and his present term will expire in 2010. Mr. Scheffer has been chairman of our board of directors since April 2005, chief executive officer since December 2002 and president since April 2001. He also served as our chief operating officer from April 2001 to December 2002. Prior to his employment with us, Mr. Scheffer served as president of American Drew, a furniture manufacturer.

CORPORATE GOVERNANCE

Board and Board Committee Information

Our board of directors has determined that all directors are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market, with the exception of Mr. Scheffer who is an employee and Mr. Prillaman who was an employee until April 2005.

The full board of directors met six times during 2007. Each incumbent director attended at least 75% of the total 2007 board meetings and committee meetings held during periods that he was a member of the board or such committees. Our board of directors has adopted a policy that all directors should attend the Annual Meeting of Stockholders. All current directors, other than Messrs. Culp and Haley, attended the 2007 Annual Meeting of Stockholders.

Our board of directors currently has three standing committees: an audit committee, a compensation and benefits committee and a corporate governance and nominating committee. Each of these committees has a written charter, current copies of which can be found at our website, www.stanleyfurniture.com.

Audit Committee. The audit committee presently consists of Messrs. Millner, Culp, Haley and McIlhenny. Our board has determined that all of the members of the Audit Committee meet the current independence and experience requirements contained in the listing standards of The NASDAQ Stock Market. Our board has also determined that Messrs. Millner, Culp and Haley are “audit committee financial experts” as that term is defined in regulations promulgated by the Securities and Exchange Commission. The primary purpose of the audit committee is to assist our board in fulfilling its responsibilities to oversee management’s conduct of our financial reporting process, including internal control over financial reporting. The audit committee also serves as direct liaison with our independent public accountants and is responsible for the selection or discharge of our accountants. The audit committee met four times in 2007.

Compensation and Benefits Committee. The compensation and benefits committee, presently consisting of Messrs. McIlhenny, Culp, Haley and Millner, establishes salaries of executive officers and incentive compensation for our officers and employees. The compensation and benefits committee has not delegated its authority to any other person. The compensation and benefits committee administers our 1994 Stock Option Plan and has authority to grant options under the plan to officers and key employees and to determine the terms of options in accordance with the plan. The compensation and benefits committee also administers our 2000 Incentive Compensation Plan and has authority to select employees to receive incentive awards and to determine for each employee the nature of the incentive award and the terms and conditions of each incentive award. Our board of directors has the same responsibilities with regard to incentive awards for non-employee directors. All of the members of the compensation and benefits committee are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market. The compensation and benefits committee met three times during 2007. Additional information on the compensation and benefits committee’s process and procedures can be found under the heading “Executive Compensation—Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee. The corporate governance and nominating committee, presently consisting of Messrs. Haley, Culp, McIlhenny and Millner, makes recommendations of nominations for directors and considers any stockholder nominations for director made in accordance with our bylaws. The corporate governance and nominating committee is also responsible for recommending corporate governance policies and for making recommendations on director compensation. All of the members of the corporate governance and nominating committee are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market. The corporate governance and nominating committee met three times during 2007.

Director Compensation

Our board of directors has approved a policy for compensation of non-employee directors providing that:

(i)	each non-employee director (other than the lead director) receives annual cash compensation in the amount of $30,000,

(ii)	the lead director received annual cash compensation in the amount of $120,000 until October 2007 when the annual cash compensation was reduced to $60,000, and

(iii)	as of the date of the Annual Meeting of Stockholders, each non-employee director receives an annual stock option grant, which is fully vested on the date of grant, to acquire a number of shares with a fair value of $30,000.

The corporate governance and nominating committee reviews director compensation annually and, as part of that process, has for review publicly available director compensation information about other comparable companies in the furniture industry. Our board of directors approves director compensation.

The following table sets forth information concerning the compensation of directors for the year ended December 31, 2007.

DIRECTOR COMPENSATION

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total ($)
ROBERT G. CULP, III	$30,000	$30,000	$60,000
MICHAEL P. HALEY	$30,000	$30,000	$60,000
T. SCOTT MCILHENNY	$30,000	$30,000	$60,000
THOMAS L. MILLNER	$30,000	$30,000	$60,000
ALBERT L. PRILLAMAN	$105,000	$30,000	$135,000

(1)	The number of stock options (shares) outstanding at December 31,2007 for each of our directors in the above table is as follows:

Robert G. Culp, III	10,134
Michael P. Haley	14,134
T. Scott McIlhenny	24,134
Thomas L. Millner	24,134
Albert L. Prillaman	6,952

(2)	Each of our directors listed in the table received an option award for 3,897 shares of our common stock at an exercise price of $20.64 per share.

Nominations for Director

Our bylaws provide that a stockholder entitled to vote in the election of directors may nominate one or more persons for election as a director only if advance written notice is given. Written notice of such stockholder’s intent to make such nomination must be received by our secretary or deposited in the U.S. mail, postage prepaid, to our secretary not later than 120 days in advance of the anniversary date of our proxy statement for the previous year’s Annual Meeting. Any stockholder wishing to nominate one or more persons as director must submit the following information in writing:

(i)	the name and address of the stockholder who intends to make the nomination;

(ii)	a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which any nomination is to be made by the stockholder;

(iv)	such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by our board of directors; and

(v)	the consent of each proposed nominee to serve as one of our directors if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

By requiring advance notice of stockholder nominations, this bylaw affords the corporate governance and nominating committee and our board of directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board, to inform stockholders about these qualifications. The bylaw does not give our board of directors any power to approve or disapprove a stockholder’s nomination for election of directors. However, it may have the effect of precluding a contest for the election if its procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect the stockholder’s own slate of directors.

Stockholder Communications

Our board welcomes communications from stockholders and has adopted a procedure for receiving and addressing them. Stockholders may send written communications to the entire board or to individual directors by addressing them to Corporate Secretary, Stanley Furniture Company, 1641 Fairystone Park Highway, Stanleytown, Virginia 24168.

Review of Transactions with Related Persons

Under our code of conduct and audit committee charter, the audit committee must approve any transaction involving a director or executive officer which requires disclosure in our proxy statement under applicable rules of the Securities and Exchange Commission. Under the audit committee charter, the audit committee is responsible for reviewing these transactions and has the power to approve or disapprove these transactions. We did not have any of these transactions during 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934 requires our executive officers and directors, and any persons owning more than 10% of our common stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of the copies of the Forms 3, 4 and 5 we have received, and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that all executive officers, directors and 10% stockholders complied with these filing requirements.

EXECUTIVE COMPENSATION

Compensation and Benefits Committee Report

The compensation and benefits committee of our board of directors has reviewed and discussed with our management the Compensation Discussion and Analysis that follows this report. Based on that review and the discussions with management, the compensation and benefits committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Benefits Committee Members

T. Scott McIlhenny, Jr. Chairman

Robert G. Culp, III

Michael P. Haley

Thomas L. Millner

Compensation Discussion and Analysis

Introduction

We have a simple executive compensation program which is intended to provide appropriate compensation that is strongly tied to our results. The program has only three major components: salary, annual bonus and stock options. The program provides executives with a significant amount of variable compensation dependent on our performance. For example, for our chief executive officer and chief financial officer about half of their cash compensation is variable and a significant part of their total potential compensation is through stock options.

The principles of our executive compensation program are reflected in its variable compensation components: annual bonus and stock options. The compensation program’s overall objective is to enable us to obtain and retain the services of highly-skilled executives. The program seeks to enhance our profitability and value by aligning closely the financial interests of our executives with those of our stockholders. This alignment is created by strongly linking compensation to the achievement of important financial goals. Our ability to reach the financial goals is dependent on strategic activities. However, at the executive level, we measure success in these strategic activities solely by the effect on our financial performance.

The compensation program reflects that we operate with a small team of executives. The executives are each given significant and extensive responsibilities which encompass both our strategic policy and direct day-to-day activities in sales, finance, customer communications, product development, marketing, manufacturing and other similar activities. The compensation program conditions significant portions of management pay on the achievement of annual (for bonuses) and long-term (for stock options) financial performance goals.

The compensation packages for executives are designed to promote team work by using the same performance goal for the annual bonus for all executives. The individual initiative and achievement of an executive is reflected in the level of salary and bonus. However, the primary evaluation of individual performance is made in the decision to retain the services of the executive. If an individual executive is not performing to expectations, the executive is not retained.

Types of Compensation That We Pay Executives

Our compensation program has only three principal elements: salary, annual bonus, and stock options. The remaining compensation paid through employee benefits and perquisites is not significant in amount or as a percentage of any executive’s compensation.

Salary. We recognize that paying a reasonable cash salary is necessary to enable us to obtain and retain services of highly-skilled executives. A reasonable salary is a component of a well-rounded compensation program.

Annual Bonus. We believe that an annual cash bonus provides a means to measure and, if appropriate, reward elements of corporate performance that are closely related to the efforts of executives. Under the Summary Compensation Table following this section, the annual bonus is reported in the column labeled “Non-Equity Incentive Plan Compensation” rather than in the “Bonus” column. This reporting reflects that the annual cash bonus has preestablished non-discretionary goals that determine whether any amount will be paid.

Because our salaries alone would not be sufficient to reach a reasonable level of potential cash compensation, we believe it is appropriate and necessary to make bonus payments in cash on an annual basis when earned. We choose to pay bonuses in cash rather than stock because we anticipate that executives would use this payment to supplement their salaries. Also, if the annual bonus were paid in stock, the total compensation package would be overweighted in stock. The annual bonus as a percentage of an executive’s total potential cash compensation generally increases with the level and responsibilities of the executive.

Long-term Incentive – Stock Options. We provide a long-term incentive compensation program that is based on our stock through the grant of stock options. For stockholders, the long-term value of our stock is the most important aspect of our performance. The price of our stock is the principal factor in stockholder value over time. Under the stock option program, we do not provide dividend equivalents on stock options before exercise. So the value of a stock option is tied directly and solely to the market price of our stock.

We believe that stock-based incentives through stock options ensures that our top officers have a continuing stake in our long-term success. Our current policy is to grant only stock option awards to executive officers and key employees.

Employee Benefits and Perquisites. Our executives participate in all of the same employee benefit programs as other employees. The executives participate in these programs on the same basis as other employees. These programs are a tax-qualified 401(k) retirement plan, health and dental insurance, life insurance, disability insurance, and travel accident insurance. We provide a limited number of perquisites for executive officers which are below the threshold for reporting on the Summary Compensation Table following this section.

Determining the Amount of Each Type of Compensation

Roles in Setting Compensation. Mr. Scheffer, as chairman, president and chief executive officer, makes recommendations to the compensation committee with respect to compensation of executives (including the named executive officers) other than himself. These recommendations involve the salary, bonus potential and stock option grants. The compensation committee reviews, and in some cases revises, the salary and bonus potential recommendations for these executives. The compensation committee makes the determination about all stock option grants.

The compensation committee makes an independent determination with respect to the compensation for Mr. Scheffer as chairman, president and chief executive officer. This determination involves his salary, bonus potential and stock option grants, if any.

Timing of Compensation Decisions. Compensation decisions, including decisions on stock option awards, generally have been made at a compensation committee meeting held in connection with the December board meeting at which the next year’s business plan is reviewed and approved. The decisions on salaries and bonuses at that December meeting take effect on the following January 1. The decisions on stock option grants at that December meeting are shown as grants for the fiscal year which ends in that December. Occasionally, the compensation committee will defer final approval of compensation decisions including awards to the beginning of the following year to permit additional review and revisions to compensation and award decisions based on final financial results for the prior year.

Salary. We intend that the salary levels of our executives be at the lower end of the competitive range. Effective for 2005, the compensation committee adopted a policy of making salary adjustments for executive officers every two years in general. Exceptions have been and will be made when appropriate, such as for an executive who is given increased responsibilities or a promotion. Other executives are generally considered for salary adjustments annually.

Bonus. Cash bonus opportunities are established annually. Bonus opportunities are set at a percentage of salary. The bonus opportunities may be adjusted separately from salary changes. Whether base salaries are changed does not significantly impact decisions about annual bonus opportunities. Also, the amount of annual bonuses earned or not earned is not a major factor in future base salary decisions.

Stock Options. Stock options are granted primarily in consideration of providing incentives to those executives who have the most impact on creating stockholder value. The stock option grants are set annually.

Balancing Types of Compensation. As noted above, we do not maintain any supplemental retirement plans for executives or other executive programs that reward tenure with us more than our actual performance. We consider that stock options and the resulting stock ownership are our method of providing for a substantial part of an executive’s retirement and wealth creation. In contrast, we expect that most executives will use their salary and annual cash bonus primarily for current or short-term expenses. Since the stock options are our primary contribution to an executive’s long-term wealth creation, we determine the size of the grants with that consideration in mind. We intend that our executives will share in the creation of value in the company but will not have substantial guaranteed benefits at termination if value has not been created for stockholders.

Key Factors in Determining Compensation

Performance Measures. For several years the annual bonus has been measured solely on our earnings before interest and taxes (EBIT). All of our executives have the same EBIT target for their annual bonus. EBIT is used because we believe that it represents the best measurement of our operating earnings. The annual bonus is intended to be paid or not paid primarily based on actions and decisions taken for that fiscal year. Interest and taxes are excluded because those items can significantly reflect our long-term decisions on capital structure rather than annual decisions on business operations.

We determine bonuses based on our EBIT to measures our performance as an entity as opposed to stock price which may be affected by market conditions other than our performance, especially over shorter intervals. Because EBIT for performance purposes is intended to reflect operating earnings, the compensation committee may make adjustments in the calculation of EBIT to reflect extraordinary events, such as excluding from earnings amounts we receive under the Continued Dumping and Subsidy Offset Act in connection with the case involving wooden bedroom furniture imported from China.

The bonus based on EBIT is measured on an annual basis. Because of the cyclical nature of the furniture industry, it is difficult to predict operating results on a multi-year basis. The use of annual targets fits with our annual business plan and allows us to measure the executive group’s performance against targets which we believe can be set in a reasonable manner. The compensation committee has the discretion to waive or reduce a performance goal for an annual incentive grant and this authority was exercised in 2007 as explained below.

The price of our stock is used for all long-term incentive purposes through the grant of stock options.

Individual Executive Officers. For compensation setting purposes, each named executive officer is considered individually, however, the same considerations apply to all executives. In setting salary, the primary factors are the scope of the officer’s duties and responsibilities, the officer’s performance of those duties and responsibilities, the officer’s tenure with us, and a general evaluation of the competitive market conditions for executives with the officer’s experience.

For the named executive officers, annual bonus potential is set as a percentage of salary. For other executives, the annual bonus potential may be set as a fixed dollar amount. The percentage of salary or fixed dollar amounts used for this purpose reflects the officer’s duties and responsibilities. The same measurement, EBIT, is used for all officers to encourage all officers to focus on the same company goals. In setting the salary and bonus potential, we do look at total potential cash compensation for reasonableness and for internal pay equity.

Long-term incentives are focused largely on the president and the chief financial officer as the officers with the largest roles to play in determining our overall performance over an extended period. Awards are made to other executives when the award is viewed as consistent with retention needs or to promote our long-term goals.

We have not looked specifically at amounts realizable from prior year’s compensation in setting compensation for the current year. We believe that the amount of compensation for each year should be reasonable for that year. Because of the size and nature of our business, our stock is not substantially affected by major stock market trends. We believe that any increase in our value that is reflected in prior stock options is largely the result of the efforts of our executives in the current and prior periods. Therefore, we do not give substantial consideration to the amount of actual or potential compensation that any prior stock option grants may represent.

Other Matters Related to Compensation

Tax and Accounting Considerations. We are covered by Internal Revenue Code section 162(m) that may limit the income tax deductibility to us of certain forms of compensation paid to our named executive officers in excess of $1,000,000 per year. A primary exemption from section 162(m) is performance-based compensation. Our stock option awards under our 2000 Incentive Compensation Plan and prior stock plans have met the requirements of being performance-based compensation and are not subject to the limits of section 162(m). With stock options excluded, we have not paid other compensation which has been subject to these deductibility limits.

Change of Control Triggers. We provide change in control benefits under employment agreements between us and Jeffrey R. Scheffer, chief executive officer, and Douglas I. Payne, chief financial officer. These are the only executives with change in control agreements. These executives negotiated these change in control benefits in their employment agreements. We considered that the CEO and CFO positions are particularly vulnerable in a change in control and concluded that these benefits are necessary to attract qualified officers. We believe these benefits will help protect stockholders’ interests during any negotiations relating to a possible business combination transaction by encouraging our top executives to remain with us through a business combination transaction. The change in control benefits are described under the heading “Employment Agreements” following this section.

The events that trigger payments under the CEO’s contract are different from those under the CFO’s contract as described under the heading “Employment Agreements” and include their involuntary termination without cause after a change in control. The differences reflect a change in our policy and general practice between 1996 when the CFO’s contract was implemented and 2001 when the CEO’s contract was implemented. During the first two years after a change in control, the CEO’s contract has a trigger of a voluntary termination for good reason which generally is defined to exist if:

•	his base salary is reduced;

•	he is not in good faith considered for an annual bonus;

•	he is denied certain customary fringe benefits;

•	his place of employment is relocated further than 100 miles from his current place of employment; or

•	his duties and responsibilities are substantially reduced.

Each of these events represents a significant adverse action that is considered an appropriate reason for triggering a payment. The CFO’s contract provides for payment if he terminates for any reason during the first two years after the change in control.

No Stock Ownership Guidelines. We have not adopted any stock ownership requirements or guidelines.

Compensation Information. We have not engaged in any formal benchmarking of any element of compensation or total compensation in recent years. We and the compensation committee have for review publicly available compensation information about other comparable companies in the furniture industry. For 2007, the comparable companies were American Woodmark Corporation, Bassett Furniture Industries, Incorporated, Chromcraft Revington, Inc., Ethan Allen Interiors, Inc, Flexsteel Industries, Inc, Furniture Brands International, Inc, Hooker Furniture Corporation, and La-Z-Boy Incorporated.

Fiscal 2007 Compensation

For the 2007 fiscal year, the compensation of executives was set and administered consistent with the philosophy and polices described above. The salaries for the named executive officers are shown on the Summary Compensation Table following this section. The annual base compensation for the named executive officers was not increased for 2007. The 2006 salary number for Mr. Prillaman is lower than his 2007 salary number because his 2006 compensation was increased in connection with his expanded responsibilities as our senior vice president – marketing and sales during 2006.

For the named executive officers during the 2007 fiscal year, the potential bonus as a percentage of base salary ranged from 47% to 120%. The potential bonuses are shown on the Grants of Plan-Based Awards table. Because no bonuses were earned for fiscal 2007, there are no payouts shown on the Summary Compensation Table following this section. For the 2007 fiscal year, we did not reach the minimum target level for EBIT set for the annual bonus program. Therefore, no bonuses were paid to executives for the 2007 fiscal year. In July 2007, the compensation and benefits committee reduced the EBIT levels for bonuses. The reduction was made in consideration of the fact that no bonuses were paid in 2006 and the company was performing positively in comparison to the overall furniture industry, although no bonuses were projected under the original levels. The minimum EBIT level for payment of a bonus was $13.5 million (reduced from $18 million) and the target EBIT level was $19.5 million (reduced from $22.5 million), with the bonus amount increasing for performance above the minimum EBIT level up to the maximum award on a per employee basis at the target EBIT level. In setting these EBIT levels, we intended that the target level would be a stretch goal and anticipated that the minimum EBIT level would be attained. Our EBIT performance for 2007 was $11.2 million, as adjusted for the exclusion of a pension termination charge, restructuring charges for conversion of one of our manufacturing facilities to a warehouse operation and receipt of amounts under the Continued Dumping and Subsidy Offset Act.

The stock option grants to executives made during the 2007 fiscal year were larger than in prior years. The size of the stock option grants, in part, reflects that we did not pay any cash bonus for 2006 or 2007 and did not increase base salary or potential bonuses for 2008 representing the third year without an adjustment to base salary or potential bonuses (other than for Mr. R. Glenn Prillaman in 2006 as noted above). We believe that the stock option grants will be an appropriate incentive for the executives to stimulate our performance for 2008 and future years.

Information about the stock option grants to the named executive officers in fiscal 2007 is shown in three places in the proxy. The 2007 annual expense for option grants as determined under Statement No. 123(R) is shown in the “Option Awards” column on the Summary Compensation Table following this section. The number of options, grant date, exercise price and vesting schedule of the options are shown on the Grants of Plan-Based Awards table following this section. The option expiration date is shown on the Outstanding Equity Awards at Fiscal Year-End table following this section. The stock option grants for named executive officers were 75% of the total option grants made in fiscal 2007. The option grants made to other executives were made with the same grant date, exercise price, vesting schedule and other terms as the option grants for named executive officers.

Summary Compensation Table

The following table sets forth, for the year ended December 31, 2007, our compensation for services in all capacities to those persons who at December 31, 2007 were our chief executive officer (principal executive officer), executive vice president – finance and administration (principal financial officer) and next three most highly compensated executive officers (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)		Total ($)
JEFFREY R. SCHEFFER, Chairman, President and Chief Executive Officer	2007	$400,008	—	$131,153	—	$6,750	(2)	$537,911
	2006	400,008	—	62,318	—	6,600	(2)	468,926

DOUGLAS I. PAYNE, Executive Vice President- Finance and Administration and Secretary	2007	$272,004	—	$93,845	—	$6,750	(2)	$372,599
	2006	272,004	—	42,089	—	6,600	(2)	320,693

R. GLENN PRILLAMAN, Senior Vice President- Marketing and Sales	2007	$200,004	—	$52,817	—	$5,976	(2)	$258,797
	2006	181,257	—	18,139	—	6,600	(2)	205,996

DENNIS K. TAGGART, Vice President- Human Resources	2007	$150,000	—	$18,769	—	$4,399	(2)	$173,168
	2006	150,000	—	8,522	—	5,586	(2)	164,108

RICKY D. LOVORN, Former Senior Vice President- Manufacturing (3)	2007	$200,004	—	$(13,888)	—	$66,783	(4)	$252,899
	2006	160,873	$45,000	19,213	—	34,482	(4)	259,568

(1)	The option awards are valued under the assumptions contained in Note 6 to our Consolidated Financial Statements except that for 2006 amounts the assumption of forfeitures is not made.
(2)	All Other Compensation listed for each of Messrs. Scheffer, Payne, Prillaman and Taggart reflect employer contributions to our 401(k) Plan.
(3)	Mr. Lovorn served as Senior Vice President – Manufacturing until October 8, 2007.
(4)	The amounts for Mr. Lovorn reflects relocation reimbursement of $46,068 and $21,117 for 2007 and 2006, respectively, the related tax gross-up of $16,035 and $9,136 for 2007 and 2006, respectively, and employer contributions to our 401(k) Plan of $4,680 and $4,229 for 2007 and 2006, respectively.

Employment Agreements

We have employment agreements with Jeffrey R. Scheffer and Douglas I. Payne.

Mr. Scheffer’s employment agreement provides for a base salary of $350,000 per year and a potential annual bonus of $350,000, both subject to upward adjustment.

In the event of Mr. Scheffer’s death or disability, his employment agreement provides for his base salary to cease at the end of the month in which that event occurred. He or his estate is also entitled to a bonus payment equal to the bonus which would otherwise have been payable for the full year prorated for the number of days he was employed during that year. If we terminate Mr. Scheffer’s employment for cause (as defined in his employment agreement), payments under his employment agreement cease. If we terminate Mr. Scheffer’s employment without cause, Mr. Scheffer is entitled to receive the following severance payments:

(i)	base salary on a monthly basis for the remainder of the calendar year in which termination occurred;

(ii)	annual bonus for the calendar year in which termination occurred equal to the average bonuses paid to Mr. Scheffer for the three fiscal years before the year of his employment termination;

(iii)	annual severance pay for the two years following the year in which termination occurred equal to:

•	base salary in effect at the termination of employment plus

•	an amount equal to the average of bonuses paid for the three fiscal years before the year of his employment termination.

Mr. Scheffer’s employment agreement extends automatically for additional one-year terms at the end of each year unless either party to the agreement gives notice on or before November 1 of any year that the agreement will not be extended. In the event of such notice, employment terminates as of December 31 of the year in which such notice is given. If we give notice of termination, Mr. Scheffer is entitled to severance pay during the two years following termination in an amount equal to his base salary plus the average of bonuses paid for the three fiscal years before the year of his employment termination. Mr. Scheffer is entitled to receive the total severance pay in a single payment in the event a change in control (as defined in the agreement) occurs. During the two years after such a change of control, Mr. Scheffer is entitled to terminate his employment with us and receive severance pay in a single payment if he terminates his employment for good reason. Good reasons generally exists if:

(i)	his base salary is reduced,

(ii)	he is not in good faith considered for an annual bonus,

(iii)	he is denied certain customary fringe benefits,

(iv)	his place of employment is relocated further than 100 miles from his current place of employment, or

(v)	his duties and responsibilities are substantially reduced.

Mr. Scheffer’s employment agreement provides that he will not compete against us for two years following the termination of his employment. In addition, his employment agreement also provides that Mr. Scheffer will not solicit our employees for two years after the term of his employment agreement. The non-competition covenant does not apply if:

(i)	Mr. Scheffer terminates his employment within two years after a change of control for good reason (as defined in his employment agreement) or

(ii)	Mr. Scheffer voluntarily terminates his employment and we do not elect to pay severance to Mr. Scheffer.

The employment agreement with Douglas I. Payne is on similar terms as those discussed above with respect to Mr. Scheffer, with the following exceptions: Mr. Payne’s base salary is at least $136,000 and he is entitled to receive a potential annual bonus of $50,000, subject to upward adjustment, and during the two years after a change in control (as defined in his employment agreement) he is entitled to terminate his employment with us and receive severance pay.

The estimated payments that would be provided upon termination under the various scenarios described above are quantified in the following table, assuming termination of employment took place on December 31, 2007.

Name	Death or Disability	Termination for Cause or Voluntary Termination by Executive with no Non-Competition Covenant	Termination without Cause	Non Renewal by Stanley Furniture; Termination After Change in Control; Voluntary Termination with Non-Competition Covenant
Jeffrey R. Scheffer	—	—	$1,716,857	$1,411,244

Douglas I. Payne	—	—	$994,844	$844,566

Messrs. Scheffer and Payne have received option grants under our 2000 Incentive Compensation Plan that have not yet vested. On a change of control, or on death or disability, all outstanding option grants would become fully vested. See “Outstanding Equity Awards at Fiscal Year End” for a summary of outstanding option grants at December 31, 2007.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of plan-based awards made during the year ended December 31, 2007 to the Name Executive Officers.

GRANTS OF PLAN–BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Closing Market Price of Stock on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold $	Maximum $(1)
JEFFREY R. SCHEFFER, Chairman, President and Chief Executive Officer	12/04/2007	$96,000	$480,000	50,000	$10.77	$10.91	$135,350

DOUGLAS I PAYNE, Executive Vice President- Finance and Administration and Secretary	12/04/2007	$49,000	$245,000	40,000	$10.77	$10.91	$108,280

R. GLENN PRILLAMAN, Senior Vice President- Marketing and Sales	12/04/2007	$32,000	$160,000	30,000	$10.77	$10.91	$81,210

DENNIS K. TAGGART, Vice President- Human Resources	12/04/2007	$14,000	$70,000	6,000	$10.77	$10.91	$16,242

RICKY D. LOVORN, Former Senior Vice President-Manufacturing (4)	—	—	—	—	—	—	—

(1)	Maximum payment under annual bonus program is made if the target EBIT level is reached.
(2)	All awards are made under the Stanley Furniture Company, Inc. 2000 Incentive Compensation Plan. All option awards vest over a four-year period with 25% of each award vesting on the anniversary of the grant date if the recipient remains employed. The vesting is accelerated if there is a change in control or if the recipient dies or has a disability while employed.
(3)	All awards are made at the closing market price of the stock on the day before the grant date.
(4)	Mr. Lovorn served as Senior Vice President – Manufacturing until October 8, 2007.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the year-end number and value of unexercised options, stock that has not vested and equity incentive plan awards for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS

AT DECEMBER 31, 2007 FISCAL YEAR-END

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date
JEFFREY R. SCHEFFER, Chairman, President and Chief Executive Officer	174,000	—		$13.94	04/24/2011
	18,000	12,000	(2)	$24.51	12/14/2015
	10,000	30,000		$23.03	12/05/2016
	—	50,000		$10.77	12/04/2017

DOUGLAS I. PAYNE, Executive Vice President- Finance and Administration and Secretary	90,000	—		$12.44	08/23/2010
	100,000	—		$13.94	04/24/2011
	12,000	8,000	(2)	$24.51	12/14/2015
	7,500	22,500		$23.03	12/05/2016
	—	40,000		$10.77	12/04/2017

R. GLENN PRILLAMAN, Senior Vice President-Marketing and Sales	20,000	—		$12.44	08/23/2010
	20,000	—		$13.94	04/24/2011
	4,800	3,200	(2)	$24.51	12/14/2015
	5,000	15,000		$23.03	12/05/2016
	—	30,000		$10.77	12/04/2017

DENNIS K. TAGGART, Vice President- Human Resources	2,400	1,600	(2)	$24.51	12/14/2015
	1,500	4,500		$23.03	12/05/2016
	—	6,000		$10.77	12/04/2017

RICKY D. LOVORN, Former Senior Vice President-Manufacturing (3)	2,000	—		$26.82	03/13/2016

(1)	Except as otherwise noted, all option awards vest over a four-year period with 25% of the award vesting on each anniversary date of the grant if the recipient remains employed. The vesting is accelerated if there is a change in control or if the recipient dies or has a disability while employed.
(2)	Award vests over a five-year period with 20% vesting on the date of grant and 20% vesting annually over four years on each anniversary of the grant date if the recipient remains employed.
(3)	Mr. Lovorn served as Senior Vice President – Manufacturing until October 8, 2007.

Option Exercises Table

There was no exercise of stock options for the year ended December 31, 2007 by any of the Named Executive Officers.

Pension Benefits Table

The following table sets forth information concerning pension benefits for each of the Named Executive Officers.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
JEFFREY R. SCHEFFER, Chairman, President and Chief Executive Officer	—	—	—	—

DOUGLAS I. PAYNE, Executive Vice President- Finance and Administration and Secretary	The Stanley Retirement Plan	12.25	—	$56,103	(1)

	Supplemental Retirement Plan of Stanley Furniture Company	12.25	$25,023	—

R. GLENN PRILLAMAN, Senior Vice President- Marketing and Sales	—	—	—	—

DENNIS K. TAGGART, Vice President- Human Resources	—	—	—	—

RICKY D. LOVORN, Former Senior Vice President-Manufacturing (2)	—	—	—	—

(1)	Represents distribution in connection with the termination of The Stanley Retirement Plan.
(2)	Mr. Lovorn served as Senior Vice President – Manufacturing until October 8, 2007.

The Stanley Retirement Plan was a tax-qualified defined benefit pension plan. We froze this plan in 1995 and terminated it in October 2006. Final distributions were made in 2007. Mr. Payne is the only named executive officer covered by this plan.

The Supplemental Retirement Plan (SRP) is a nonqualified deferred compensation plan that was also frozen in 1995. Mr. Payne is the only named executive officer covered by the SRP. Upon retirement, the SRP provides a monthly benefit calculated using a formula based on final average compensation, years of credited service, estimated Social Security benefits, and age at retirement, reduced by the benefit the participant received under the Stanley Retirement Plan. Final average compensation is the average annual compensation from January 1, 1987 until December 31, 1995. Compensation was all amounts paid limited to the IRS maximum for each year. The limit was $150,000 in 1995 when the SRP was frozen. Credited service is measured in months and is limited to 35 years for the covered pay portion and was frozen in 1995. Covered pay is the average of the taxable wage bases for the 35-year period up to the participant’s Social Security retirement age.

The formula is A plus B where:

A is 0.75% of final average compensation times years of credited service,

and

B is 0.50% of final average compensation in excess of covered pay times years of credited service up to 35 years.

Benefit payment options are a joint and 50% survivor annuity and a single life annuity. Benefits commence at the same time as the benefits could have commenced under the Stanley Retirement Plan. The SRP plan provides unreduced retirement benefits at or after age 65. Reduced retirement is available after age 55 with 10 years of service. For retirements between age 60 and 65, the benefit is reduced 0.2775% per month and 0.555% per month for retirements between age 55 and 60.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

The following table sets forth information with respect to each defined contribution or other plan that provides for deferral of compensation on a basis that is not tax-qualified for each of the Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

Name	Executive Contributions in Last FY ($)	Registrant Contributions In Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
JEFFREY R. SCHEFFER, Chairman, President and Chief Executive Officer	—	—	—	—	—

DOUGLAS I. PAYNE, Executive Vice President- Finance and Administration and Secretary	—	—	$2,406	—	$19,069

R. GLENN PRILLAMAN, Senior Vice President- Marketing and Sales	—	—	—	—	—

DENNIS K. TAGGART, Vice President- Human Resources	—	—	—	—	—

RICKY D. LOVORN, Former Senior Vice President-Manufacturing (1)	—	—	—	—	—

(1)	Mr. Lovorn served as Senior Vice President – Manufacturing until October 8, 2007.

APPROVAL OF THE STANLEY FURNITURE COMPANY, INC.

2008 INCENTIVE COMPENSATION PLAN

Our board of directors has approved and adopted the Stanley Furniture Company, Inc. 2008 Incentive Compensation Plan (the “2008 Plan”) and directed that it be submitted to our stockholders for approval. The principal features of the 2008 Plan are summarized below. The complete text of the 2008 Plan is attached as Exhibit A.

The 2008 Plan is intended to promote our long-term stability and financial success by attracting and retaining key employees, directors and other service providers, rewarding our service providers for the achievement of performance goals that may be attached to their incentives, and aligning the interests of our service providers with those of our stockholders. The 2008 Plan will become effective immediately upon your approval.

The primary reason for adopting the 2008 Plan is to reserve an additional two million shares of our common stock for future incentive awards.

The Stanley Furniture Company, Inc. 2000 Incentive Compensation Plan (the “Prior Plan”) will terminate upon your approval of the 2008 Plan. No awards will be granted under the Prior Plan after its termination, although outstanding awards previously granted under the Prior Plan will continue in effect in accordance with the terms and conditions of the Prior Plan. Shares of our common stock allocable to options, restricted stock or other awards or any portions thereof previously granted under the Prior Plan that expire, are forfeited, or otherwise terminate unexercised will not be added to or used to increase the share reserve under the 2008 Plan.

Our board unanimously recommends that you vote “FOR” the 2008 Plan.

Eligibility and Administration

All present and future employees of Stanley Furniture, directors who are not employees and service providers other than employees or directors are eligible to receive incentive awards under the 2008 Plan. We estimate that we have approximately 1,800 employees (six of whom are officers), five non-employee directors and approximately ten other service providers who may be eligible for incentive awards.

The 2008 Plan will be administered by a committee of our non-employee directors. The 2008 Plan is intended to comply with the provisions of SEC Rule 16b-3 and to meet the requirements for performance-based compensation under Internal Revenue Code Section 162(m). Awards under the 2008 Plan that constitute nonqualified deferred compensation are intended to meet the requirements of Internal Revenue Code Section 409A. Unless otherwise determined by our board of directors, the committee administering the 2008 Plan will be the compensation and benefits committee of our board of directors. The committee has the power and complete discretion to select service providers to receive incentive awards and to determine for each service provider the nature of the incentive award and the terms and conditions of each incentive award. Our board of directors has these same responsibilities with respect to incentive awards to non-employee directors.

Types of Incentive Awards that may be Granted under the 2008 Plan

Service providers may receive performance grants, performance shares, shares of restricted stock, incentive stock options, and nonstatutory stock options under the 2008 Plan. Performance grants are designed so that cash or stock incentives to our named executive officers may qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m). Performance shares, which may be made to any eligible service provider, are not subject to these 162(m)-based requirements.

Amount of Stock Available for Incentive Awards

Two million shares of our common stock have been reserved for issuance under the 2008 Plan. The maximum number of shares that can be issued under incentive awards other than options is 200,000. The maximum number of shares that can be issued to any one individual in any calendar year is 300,000. The maximum annual cash payment that can be made to any one individual under an incentive award is $2,000,000.

If an incentive award under the 2008 Plan is cancelled, terminates or lapses unexercised, any unissued shares allocable to that incentive award may be subjected to a new incentive award under the 2008 Plan. Shares exchanged in payment of an option exercise price or retained to satisfy applicable withholding taxes may not be subjected to new incentive awards and the cash proceeds from option exercises can not be used to purchase open-market shares for reuse under the 2008 Plan. The number of shares that may be issued under the 2008 Plan will be proportionately adjusted in the event of a stock dividend, stock split or other similar event affecting our common stock. The 2008 Plan prohibits option repricing without stockholder approval except in connection with a recapitalization event that affects our common stock as described in the preceding sentence.

Our common stock is traded on the NASDAQ Global Select Market, and on February 25, 2008, the closing price per share was $12.22.

Performance Grants

Performance grants are subject to the achievement of pre-established performance goals and are administered to qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m). Performance goals use objective and quantifiable performance criteria. The permissible performance measures are cash flow; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; earnings per share; income from operations; income from operations to capital spending; free cash flow; net income; net sales; price per share of our common stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; sales volume; or total return to shareholders. Performance criteria may be measured with respect to our performance, any related company, any subsidiary, division, business unit thereof, or any individual, on an operating or GAAP basis where applicable, including or excluding nonrecurring or extraordinary items where applicable, or relative to a defined peer group of companies or an index or, where applicable, on a per-share basis.

The committee will set target and maximum amounts payable under the performance grant. The committee must make performance grants prior to the ninetieth day of the period for which the performance grant relates or before the completion of 25 percent of that period.

A performance grant is paid only if the performance goals with respect to the award are met. The committee may provide that a performance grant may be paid prior to the attainment of performance goals only in the event of a service provider’s death, disability or a change in control. Payments under a performance grant can be cash, shares of our common stock, or a combination of both. The committee may permit an employee to make a prior election to defer payment under a performance grant, subject to such terms and conditions as the committee may determine in accordance with Internal Revenue Code Section 409A.

Performance Shares

Performance shares are shares of our common stock that may be issued to a participant subject to the attainment of performance goals established by the committee. The shares are not issued until the committee certifies that the performance goals (and any other terms and conditions) have been met. The performance goals may be based on performance criteria other than the criteria described above with respect to performance grants. The committee may reserve the right to settle performance share awards in cash instead of shares of stock or in both cash and shares.

Restricted Stock

Restricted stock awards represent shares of our common stock issued subject to service- and/or performance-based restrictions on transferability. The committee determines the restrictions as well as the conditions under which the restrictions may lapse. Restriction periods generally must be no less than 12 consecutive months in length and the participant will generally forfeit the shares if he or she separates from service before the end of the period or if the applicable performance goals are not satisfied, although the committee may, in its discretion, provide for accelerated removal of the restrictions upon such events as the participant’s disability, death, retirement, involuntary termination of employment or the occurrence of a change in control.

Stock Options

The 2008 Plan authorizes grants of incentive stock options or nonstatutory stock options. Incentive stock options qualify for favorable tax treatment under Internal Revenue Code Section 422, while nonstatutory stock options do not. The exercise price of either type of option may not be less than 100 percent of the fair market value per share of the common stock covered by the option on the date the option is granted. Fair market value is the closing price per share of our common stock as reported by the NASDAQ Global Select Market on the date on which the value of our common stock must be determined (or if such date is not a trading day, on the most recent prior trading day).

Options may be exercised at such times as may be specified by the committee. The maximum term of any option is ten years from the date of grant. Incentive stock options may not be exercised after the first to occur of (i) ten years from the date of grant, (ii) three months from the participant’s termination of employment for reasons other than death or disability, or (iii) one year from the participant’s termination of employment due to death or disability.

The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 2008 Plan or any other similar plan we maintain is limited to $100,000 for each participant. A participant may pay the purchase price of an option in cash, or, if the participant’s incentive award and applicable law so permits, by having us withhold shares sufficient to pay the exercise price, by delivering shares owned by the participant, or by exercising in a broker-assisted transaction.

Options may not be repriced without stockholder approval except in connection with a recapitalization event and otherwise generally may not be materially modified after the date of grant or extended or renewed beyond their original terms. The committee may suspend the right to exercise an option any time it determines that the issuance of our common stock would violate any securities or other laws and may provide that the exercise period is tolled during any period of suspension.

Transferability of Awards

Participants’ interests in performance grants and performance shares are not transferable prior to payment of the awards. Restricted stock is not transferable until the restrictions have lapsed or been removed. Nonstatutory stock options are transferable only to the extent provided in the award agreement and permitted by applicable securities laws. Incentive stock options are not transferable except by will or the laws of descent and distribution.

Amendment of the 2008 Plan and Awards

Our board of directors may amend the 2008 Plan from time to time in such respects as it deems advisable and may terminate the 2008 Plan at any time. Amendments to increase the total number of shares of our common stock reserved under the 2008 Plan or that otherwise constitute material changes to the 2008 Plan under applicable law or the listing standards of the NASDAQ Global Select Market (or the market on which our common stock is traded at the time of the proposed change) require stockholder approval. Our board of directors must obtain the consent of a participant to an amendment that adversely affects a participant’s rights under an outstanding award. However, our board of directors may unilaterally amend the 2008 Plan and incentive awards with respect to participants to ensure compliance with applicable laws and regulations.

Federal Income Tax Consequences

Generally, a participant in the 2008 Plan will not incur federal income tax when he is awarded a performance grant, performance share, incentive stock option or nonstatutory stock option. A participant generally will not incur federal income tax when he is awarded a share of restricted stock unless the participant makes a valid election under Internal Revenue Code Section 83(b) with respect to that award.

If a service provider makes a valid election under Internal Revenue Code Section 83(b) with respect to an award of restricted stock, the participant generally will recognize compensation income equal to the fair market value of the stock subject to the award on the date of grant. If the participant is an employee, this income is subject to applicable tax withholding by us. The participant generally will not recognize any additional compensation income at the time the restrictions lapse. Any profit or loss realized on the later sale or exchange of the stock will be capital gain or loss.

Otherwise, if the participant does not make a valid election under Internal Revenue Code Section 83(b), the participant generally will recognize compensation income with respect to the restricted stock equal to the fair market value of the stock subject to the award at the time the restrictions lapse. If the participant is an employee, this income is subject to applicable tax withholding by us. Any profit or loss realized on the later sale or exchange of the stock will be capital gain or loss.

Upon exercise of a nonstatutory stock option, a participant generally will recognize compensation income equal to the difference between the fair market value of the stock purchased on the date of the exercise and the exercise price. Generally, these amounts will be included in the participant’s gross income in the taxable year in which exercise occurs. If the participant is an employee, this income is subject to applicable tax withholding by us.

Upon exercise of an incentive stock option, a participant generally will not recognize income subject to tax, unless the participant is subject to the alternative minimum tax. If the participant holds the stock purchased upon exercise of an incentive stock option until the later of two years after the option was awarded to the participant or one year after the stock was issued to the participant, then any profit or loss realized on the later sale or exchange of the stock will be capital gain or loss. If the participant sells or exchanges the stock prior to expiration of the holding period, the participant generally will recognize compensation income at the time of the sale or exchange equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized upon the sale or exchange) over the exercise price. Any additional profit will be capital gain.

If the grant agreement so provides, a participant may pay the exercise price of a nonstatutory stock option or an incentive stock option by delivery of cash or shares of our common stock, or a combination of cash and stock. Usually when a participant delivers shares of our common stock in satisfaction of all or any part of the exercise price, no taxable gain is recognized on any appreciation in the value of the previously held stock, unless the shares were previously acquired upon the exercise of an incentive stock option and the applicable holding period has not expired. In that case, the participant will recognize compensation income with respect to the delivered shares in accordance with the principles described above.

Ordinary income attributable to the receipt or purchase of shares of our common stock generally will increase the participant’s tax basis for purposes of determining gain or loss on the subsequent sale or exchange of the shares. Special rules apply to determine the basis of shares of our common stock purchased upon the exercise of an option by the delivery of previously owned shares.

Payment under a performance grant or performance share award generally will be treated as compensation income to the participant at the time of payment. If the participant is an employee, this income is subject to applicable tax withholding by us.

Assuming that a participant’s compensation is otherwise reasonable and that the statutory limitations on compensation deductions (including the limitations under Internal Revenue Code Sections 162(m) and 280G) do not apply, we usually will be entitled to a business expense deduction at the time at and in the amount in which a participant recognizes ordinary compensation income in connection with an incentive award, as described above. We generally do not receive a deduction in connection with the exercise of an incentive stock option, unless the participant disposes of the stock purchased on exercise in violation of the holding period requirements.

The discussion above is subject to the general federal tax doctrines of constructive receipt and economic benefit and to the applicable provisions of Internal Revenue Code Section 409A. If at any time a participant is in constructive receipt of an incentive award or receives the economic benefit of that award, the participant may incur federal tax liabilities with respect to that award earlier than the times described above.

In addition, if at any time the 2008 Plan, any incentive award under the 2008 Plan, or any arrangement required to be aggregated with the 2008 Plan or any incentive award under the 2008 Plan fails to comply with the applicable requirements of Internal Revenue Code Section 409A, all amounts (including earnings) deferred under the 2008 Plan or that award for the taxable year and all preceding taxable years by any participant with respect to whom the failure relates are includible in that participant’s gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in the participant’s gross income. These amounts are also subject to an additional income tax equal to twenty percent of the amount required to be included in gross income and interest equal to the underpayment rate specified by the Internal Revenue Service plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture.

This summary of Federal income tax consequences of restricted stock, incentive stock options, nonstatutory stock options, performance grants and performance shares does not purport to be complete. There may also be state, local and foreign income or other taxes applicable to these transactions.

Effective Date and Termination

The 2008 Plan was adopted by our Board of Directors on February 25, 2008 and will become effective on the date stockholder approval is obtained. Unless sooner terminated by the Board of Directors, the 2008 Plan will terminate on February 25, 2018 (tenth anniversary of Board adoption). No awards may be made under the 2008 Plan after its termination.

New Plan Benefits

Because benefits under the 2008 Plan will depend on the committee’s actions and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers or other employees if the 2008 Plan is approved by the stockholders. However, current benefits granted to executive officers and all other employees would not have been increased if they had been made under the 2008 Plan. The Summary Compensation Table under “Executive Compensation” shows the awards that would have been made in fiscal year 2007 if the 2008 Plan had been in effect at that time.

Vote Required

Approval of the Stanley Furniture Company, Inc. 2008 Incentive Compensation Plan requires the affirmative vote of the holders of a majority of the shares of our outstanding common stock represented at the 2008 Annual Meeting.

Our board of directors believes that approval of the 2008 Plan is in the best interest of all stockholders and, accordingly, unanimously recommends a vote “FOR” approval of the proposed 2008 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 25, 2008, by each stockholder we know to be the beneficial owner of more than 5% of its outstanding common stock, by each director and director nominee, by each of the Named Executive Officers and by all directors and executive officers as a group:

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Third Avenue Management LLC	2,861,268	(a)	27.7%
T. Rowe Price Associates, Inc.	1,557,700	(b)	15.1%
Royce & Associates, LLC	1,334,922	(c)	12.9%
Wellington Management Company, LLP	1,332,925	(d)	12.9%
FMR LLC	1,170,000	(e)	11.3%
Muhlenkamp & Company, Inc.	801,125	(f)	7.8%
Albert L. Prillaman	281,342	(g)	2.7%
Jeffrey R. Scheffer	242,000	(h)	2.3%
Douglas I. Payne	233,000	(i)	2.2%
R. Glenn Prillaman	135,006	(j)	1.3%
T. Scott McIlhenny, Jr.	31,682	(k)	(p )
Thomas L. Millner	27,734	(k)	(p )
Michael P. Haley	18,134	(l)	(p )
Robert G. Culp, III	10,734	(m)	(p )
Dennis K. Taggart	3,900	(n)	(p )
Ricky D. Lovorn	—
All directors and executive officers as a group (10 persons)	983,532	(o)	9.0%

(a)

The beneficial ownership information for Third Avenue Management LLC (“TAM”) is based upon the Schedule 13G filed with the SEC on February 14, 2008. The Schedule 13G indicates that TAM has sole voting and dispositive power with respect to 2,861,268 shares. The principal business address of TAM is 622 Third Avenue, 32nd Floor, New York, New York 10017. Met Investors Advisory, LLC, as investment manager of each series of Met Investors Series Trust, reports shared voting and dispositive power with respect to 1,531,415 (representing 14.8% of the shares outstanding) of the shares reported by TAM.

(b)	The beneficial ownership information for T. Rowe Price Associates, Inc. (“Price Associates”) is based upon the Schedule 13G/A filed with the SEC on February 12, 2008, by Price Associates and T. Rowe Price Small-Cap Value Fund, Inc. (“TRP Small-Cap”). These securities are owned by various individual and institutional investors, including TRP Small-Cap (which has sole voting power for 894,500 shares, representing 8.7% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. The Schedule 13G/A indicates that Price Associates has sole voting power for 613,000 shares and sole dispositive power of 1,557,700 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of 1,557,700 shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The principal business address of Price Associates and TRP Small-Cap is 100 E. Pratt Street, Baltimore, Maryland 21202.
(c)	The beneficial ownership information for Royce & Associates, LLC (“Royce & Associates”) is based upon the Schedule 13G/A filed with the SEC on January 31, 2008. The Schedule 13G/A indicates that Royce & Associates has sole voting and dispositive power with respect to 1,334,922 shares. The principal business address of Royce & Associates is 1414 Avenue of the Americas, New York, New York 10019.
(d)	The beneficial ownership information for Wellington Management Company, LLP (“Wellington”) is based upon the Schedule 13G/A filed with the SEC on February 14, 2008. The Schedule 13G/A indicates that Wellington has shared voting power with respect to 842,125 shares and shared power to dispose or to direct the disposition of 1,332,925 shares. The principal business address of Wellington is 75 State Street, Boston, Massachusetts 02109.
(e)

The information concerning the shares beneficially owned by FMR LLC is based upon the Schedule 13G/A filed with the SEC on February 14, 2008 by FMR LLC together with Edward C. Johnson 3d, Chairman of FMR LLC. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 1,170,000 shares as a result of acting as investment advisor to Fidelity Low Priced Stock Fund, which owned all 1,170,000 shares. Edward C. Johnson 3d, FMR LLC, through its control of Fidelity, and Fidelity Low Priced Stock Fund each has sole power to dispose of the 1,170,000 shares owned by Fidelity Low Priced Stock Fund. Neither Edward C. Johnson 3d nor FMR LLC has sole power to vote or direct the voting of the shares owned directly by Fidelity Low Priced Stock Fund, which power resides with the Board of Trustees of Fidelity Low Priced Stock Fund. The principal business address of FMR LLC, Fidelity, Fidelity Low Priced Stock Fund and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(f)	The beneficial ownership information with respect to Muhlenkamp & Company, Inc. (“Muhlenkamp & Co.”) is based upon its Schedule 13G filed with the SEC on January 7, 2008. The Schedule 13G indicates that Muhlenkamp & Co. has shared voting and dispositive power with respect to 801,125 shares. The principal business address of Muhlenkamp & Co. is 5000 Stonewood Drive, Suite 300, Wexford, Pennsylvania 15090.
(g)	Includes 6,952 shares which could be acquired through the exercise of stock options.
(h)	Includes 202,000 shares which could be acquired through the exercise of stock options. Includes 40,000 shares with respect to which Mr. Scheffer shares voting and dispositive power with his wife.
(i)	Includes 209,500 shares which could be acquired through the exercise of stock options.
(j)	Includes 49,800 shares which could be acquired through the exercise of stock options.
(k)	Includes 24,134 shares which could be acquired through the exercise of stock options.
(l)	Includes 14,134 shares which could be acquired through the exercise of stock options.
(m)	Includes 10,134 shares which could be acquired through exercise of stock options. Includes 600 shares with respect to which Mr. Culp shares voting and dispositve power with his wife.
(n)	Includes 3,900 shares which could be acquired through the exercise of stock options.
(o)	Includes 544,688 shares which could be acquired through the exercise of stock options.
(p)	Less than 1%.

INDEPENDENT PUBLIC AUDITORS

The firm of PricewaterhouseCoopers LLP served as our independent public auditors for 2007 and has served in that capacity since 1979. Our audit committee has selected PricewaterhouseCoopers LLP as our independent public auditors for 2008.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table sets forth the fees, including reimbursement of expenses, paid to PricewaterhouseCoopers LLP for services in the fiscal years ended December 31, 2006 and December 31, 2007.

	2006	2007
Audit Fees	$335,165	$336,942
Audit-Related Fees	—	—
Tax Fees	29,750	—
All Other Fees	—	—

Total	$364,915	$336,942

Audit Fees

Annual audit fees relate to professional services rendered for the audit of our annual financial statements and reviews of our Forms 10-Q.

Tax Fees

All tax fees in 2006 related to professional services rendered in connection with tax compliance, including tax return preparation.

The audit committee has determined that the provision of services other than audit services resulting in these fees was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The audit committee has established a policy to pre-approve all audit, audit-related, tax and other services proposed to be provided by our independent accountants before engaging the accountants for that purpose. Consideration and approval of these services generally occur at the audit committee’s regularly scheduled meetings. In order to address situations where it is impractical to wait until the next scheduled meeting, the audit committee has delegated the authority to approve non-audit services to the chairman of the audit committee or, in his absence, other members of the audit committee. Any services approved pursuant to this delegation of authority are required to be reported to the full audit committee at the next regularly scheduled meeting.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to assist the board in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including internal control over financial reporting. Management is responsible for preparing the company’s financial statements and assessing the effectiveness of the company’s internal control over financial reporting. The independent accountants are responsible for performing an independent audit of the company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. In addition, the independent accountants also express their opinion on the company’s internal control over financial reporting. The audit committee is directly responsible for the appointment, compensation and oversight of the work of the company’s independent accountants.

In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent accountants.

The audit committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the audit committee has discussed with the independent accountants the accountant’s independence from the company and its management, including the matters in the written disclosures required by the Independence Standard Boards Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the independent accountant’s independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The members of the Audit Committee are:

Thomas L. Millner, Chairman

Robert G. Culp, III

Michael P. Haley

T. Scott McIlhenny, Jr.

OTHER BUSINESS

Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

ADDITIONAL INFORMATION

Voting Procedures

Votes will be tabulated by one or more Inspectors of Elections. Except for the election of directors, any other matters properly brought before the meeting, including approval of the 2008 Plan, will require the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock represented at the meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder’s shares will not be voted on such matter. Thus an abstention from voting on a matter has the same legal effect as a vote “against” the matter, even though the stockholder may interpret such action differently. With respect to the election of directors, the two nominees in the class which term ends in 2011 receiving the greatest number of votes cast for the election of directors will be elected.

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter will count toward a quorum. “Broker non-votes” will not count toward a quorum and will not be voted on any matter to be considered at the meeting.

Internet Availability of Proxy Materials

Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to stockholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to stockholders who hold their shares in street name. The Notice will also include instructions for stockholders who hold their shares in street name on how to access the proxy card to vote over the Internet.

Stockholder Proposals for 2009 Annual Meeting

Any stockholder desiring to present a proposal to the stockholders at the 2009 Annual Meeting and who desires that such proposal be included in our proxy statement and proxy card relating to that meeting, must transmit such to our secretary so that it is received at our principal executive offices on or before November 5, 2008. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations. With respect to stockholder proposals that are not included in the proxy statement for the 2009 Annual Meeting, the persons named in the proxy solicited by our board of directors for the 2009 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including with respect to proposals we receive after January 24, 2009.

By Order of the Board of Directors,

Douglas I. Payne
Secretary

March 4, 2008

Exhibit A

STANLEY FURNITURE COMPANY, INC.

2008 INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this Stanley Furniture Company, Inc. 2008 Incentive Compensation Plan (the “Plan”) is to further the long term stability and financial success of Stanley Furniture Company, Inc. (the “Company”) and its Related Companies by attracting and retaining employees and other service providers through the use of cash and stock incentives. It is believed that ownership of Company Stock and the use of cash incentives will stimulate the efforts of those employees and service providers upon whose judgment and interests the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to such employees and service providers under this Plan will strengthen their desire to remain with the Company and will further identify their interests with those of the Company’s shareholders.

The Plan replaces and supersedes the Stanley Furniture Company, Inc. 2000 Incentive Compensation Plan, effective as of August 24, 2000 (the “Prior Plan”). Upon approval of the Plan by the Company’s shareholders, no additional awards shall be made under the Prior Plan, although outstanding awards previously made under the Prior Plan shall continue to be governed by the terms and conditions of the Prior Plan. Any shares allocable to incentive awards or any portions thereof granted under the Prior Plan that expire, are forfeited or terminate unexercised are not available for issuance and shall not be subjected to new Incentive Awards under this Plan.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and employment taxes that an Employer is required to withhold in connection with any Performance Grant or award of Performance Shares, any lapse of restrictions on Restricted Stock, any compensatory dividends paid on Restricted Stock or any exercise of a Nonstatutory Stock Option.

(c) “Board” means the board of directors of the Company.

(d) “Change of Control” means an event described in (i), (ii), (iii), or (iv):

(i) The acquisition by a Group of Beneficial Ownership of 35% or more of the Stock or the Voting Power of the Company, but excluding for this purpose: (A) any acquisition by the Company (or a subsidiary), or an employee benefit plan of the Company; or (B) any acquisition of common stock of the Company by management employees of the Company. “Group” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Act, “Beneficial Ownership” has the meaning in Rule 13d-3 promulgated under the Act, “Stock” means the then outstanding shares of common stock, and “Voting Power” means the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors.

(ii) Individuals who constitute the Board on the effective date of the Plan (the “Incumbent Board”) cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board unless such individual’s initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act).

(iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, in which the owners of more than 50% of the Stock or Voting Power of the Company do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Stock or Voting Power of the corporation resulting from such reorganization, merger or consolidation.

(iv) A complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation and Benefits Committee of the Board (or any successor Board committee designated by the Board to administer the Plan), provided that, if any member of the Compensation and Benefits Committee does not qualify as (i) an outside director for purposes of Code section 162(m), (ii) a non-employee director for purposes of Rule 16b-3, and (iii) an independent director for purposes of the rules of the exchange on which the Company Stock is traded, the remaining members of the committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

(g) “Company” means Stanley Furniture Company, Inc.

(h) “Company Stock” means the common stock of the Company, par value $.02 per share. In the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan. Shares of Company Stock may be issued under this Plan without cash consideration.

(i) “Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee grants the award; (ii) with respect to a Nonstatutory Option, the date on which the Committee completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option; (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option; or (iv) with respect to any Incentive Award, such future date on which the grant is to be effective as specified by the Committee.

(j) “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, Disability (or variations thereof) means, unless otherwise provided in the Grant Agreement with respect to the award, a Disability within the meaning of Code section 409A(a)(2)(C) and Treasury Regulations section 1.409A-3(i)(4) (or any successor provision). The Committee shall determine whether a Disability exists and the determination shall be conclusive.

(k) “Employee” means an individual employed by the Company or a Related Company as a common-law employee.

(l) “Employer” means the Service Recipient with respect to an Employee.

(m) “Fair Market Value” means the closing price per share of Company Stock on the exchange on which the Company Stock has the highest trading volume on the Date of Grant or any other date for which the value of Company Stock must be determined under the Plan, or, if the determination date is not a trading day, on the most recent trading day immediately preceding the determination date.

(n) “Grant Agreement” means the written agreement between the Company and a Participant containing the terms and conditions with respect to an Incentive Award.

(o) “Incentive Award” means any Performance Grant, Performance Share, Option or share of Restricted Stock awarded under the Plan.

(p) “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(q) “Non-Option Award” means an Incentive Award other than an Option.

(r) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(s) “Option” means a right to purchase Company Stock granted under Section 9 the Plan.

(t) “Participant” means any Service Provider who receives an Incentive Award under the Plan.

(u) “Performance Criteria” means the performance of the Company, any Related Company, any subsidiary, division, business unit thereof, or any individual using one or more of the following measures, either on an operating or GAAP basis where applicable, including or excluding nonrecurring or extraordinary items where applicable, and including measuring the performance of any of the following relative to a defined peer group of companies or an index or, where applicable, on a per-share basis: cash flow; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; earnings per share; income from operations; income from operations to capital spending; free cash flow; net income; net sales; price per share of Company Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; sales volume; or total return to shareholders.

(v) “Performance Goal” means an objectively determinable performance goal established by the Committee that relates to one or more Performance Criteria.

(w) “Performance Grant” means a right to receive cash or Company Stock subject to the attainment of Performance Goals as set forth in Section 6.

(x) “Performance Shares” means a right to receive shares of Company Stock subject to the satisfaction of performance conditions as set forth in Section 7.

(y) “Plan” means this Stanley Furniture Company, Inc. 2008 Incentive Compensation Plan, as it may be amended from time to time.

(z) “Plan Year” means the calendar year.

(aa) “Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Treasury Regulations section 1.409A-1(b)(5)(E)(1) (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code sections 414(b) or (c), provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Treasury Regulations section 1.414(c)-2 for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(bb) “Repricing” means, with respect to an Option, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option at a time when its exercise price exceeds the Fair Market Value of the underlying Company Stock in exchange for any other Incentive Award, unless the cancellation and exchange occurs in connection with a Corporate Event (as defined in Section 13(b) below).

(cc) “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8.

(dd) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act, as amended from time to time.

(ee) “Service Provider” means an Employee, director, advisor, consultant or other natural person employed by or providing bona fide services to the Company or a Related Company.

(ff) “Service Recipient” means, with respect to a Service Provider, the Company or the Related Company for which the Service Provider performs services.

(gg) “Taxable Year” means the fiscal period used by the Company for reporting taxes on its income under the Code.

(hh) “Ten Percent Shareholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

(ii) “Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations.

3. General. The following types of Incentive Awards may be granted under the Plan: Performance Grants, Performance Shares, shares of Restricted Stock or Options. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Reserve. Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of two million (2,000,000) shares of Company Stock, which shall be authorized but unissued shares.

(b) Share Use. Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, or that terminate unexercised may again be subjected to an Incentive Award under the Plan. Any shares of Company Stock tendered or exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option, any shares retained or withheld by the Employer in satisfaction of an Employee’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award and any shares of Company Stock covered by an Incentive Award that is settled in cash shall not be available for issuance, subjected to new awards or otherwise used to increase the share reserve under the Plan. The cash proceeds from Option exercises shall not be used to repurchase shares on the open market for reuse under the Plan.

(c) Prior Plan. Upon approval of the Plan by shareholders, no additional grants of incentive awards may be made under the Stanley Furniture Company, Inc. 2000 Incentive Compensation Plan, effective as of August 24, 2000 (the “Prior Plan”). Any shares allocable to options, restricted stock or other awards or any portions thereof granted under the Prior Plan that expire, are forfeited or terminate unexercised shall not become available for issuance, subjected to new awards or otherwise used to increase the share reserve under this Plan.

(d) Plan Limits. All of the shares of Company Stock that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. No more than two hundred thousand (200,000) shares of Company Stock may be issued under the Plan under Non-Option Awards, provided that any shares that are issuable under Non-Option Awards that expire, are forfeited or terminate unexercised shall not count against this limit. No more than three hundred thousand (300,000) shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any single Taxable Year. The aggregate maximum cash amount payable under the Plan to any Participant in any single Taxable Year shall not exceed two million dollars ($2,000,000).

5. Eligibility.

(a) All present and future Service Providers of the Company or any Related Company (whether now existing or hereafter created or acquired) who have contributed or who can be expected to contribute significantly to the Company or a Related Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider the nature of the award and the terms and conditions of each Incentive Award. Notwithstanding the preceding sentence, the Board shall have the complete and exclusive power and discretion to select directors who are not Employees of the Company (“Outside Directors”) to receive Incentive Awards and to determine the terms and conditions of each Incentive Award for each Outside Director. References throughout the Plan to the “Committee” shall be read instead as references to the Board whenever the Service Provider selected to receive an Incentive Award is an Outside Director.

(b) The grant of an Incentive Award shall not obligate the Company or any Related Company to pay a Service Provider any particular amount of remuneration, to continue the employment or services of the Service Provider after the grant or to make further grants to the Service Provider at any time thereafter.

6. Performance Grants.

(a) The Committee may make Performance Grants to eligible Service Providers. Each Performance Grant shall include the Performance Goals for the award, the Performance Criteria with respect to which such goals are to be measured, the target and maximum amounts payable under the award, the period over which the award is to be earned, and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual or long-term bonus plan or other similar document. In the event of any conflict between such document and the Plan, the terms of the Plan shall control. Performance Grants shall be granted and administered in such a way as to qualify as “performance-based compensation” for purposes of Code section 162(m).

(b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, the minimum and target levels (but not the maximum level) with respect to any Performance Goal after the start of a Performance Period.

(c) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal or Goals with respect to each Performance Criterion. Any Performance Grant shall be made not later than the earlier of (i) 90 days after the start of the period for which the Performance Grant relates and (ii) the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or Company Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments unless otherwise provided in a Performance Grant. The Committee may provide for a Performance Grant to be payable at the target level (or other level as determined by the Committee in its discretion) prior to the attainment of a Performance Goal or Goals solely upon the Participant’s death, Disability, or the occurrence of a Change of Control.

(d) The actual payments to a Participant under a Performance Grant will be calculated by measuring the achievement of the Performance Goals with respect to the Performance Criteria as established in the Performance Grant. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(e) Performance Grants may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided by the Committee at the time of grant, or the Committee may reserve the right to determine the manner of payment at the time the Performance Grant becomes payable. The Committee may provide in the Grant Agreement that the Participant may make an election to defer the payment under a Performance Grant subject to such terms as the Committee may determine in accordance with Code section 409A.

(f) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant and all requirements with respect to the issuance of such shares have been satisfied.

(g) A Participant’s interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(h) Whenever payments under a Performance Grant are to be made in cash to a Participant who is an Employee, his Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving a Performance Grant payable in Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash or in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances. As an alternative to making a separate payment to his Employer to satisfy Applicable Withholding Taxes, if the Committee allows, the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes. The shares of Company Stock retained may not exceed the amount of the Applicable Withholding Taxes.

7. Performance Shares

(a) The Committee may grant Performance Shares to eligible Service Providers. Whenever the Committee grants Performance Shares, notice shall be given to the Service Provider stating the number of Performance Shares granted and the terms and conditions to which the grant of Performance Shares is subject, including the performance goals for the award, the performance criteria on which the performance goals are based, the weightings for the performance criteria, the threshold, target and maximum number of shares payable under the award, the applicable performance period, and any other terms and conditions determined by the Committee in its discretion. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) An award of Performance Shares may or may not be intended to qualify as “performance-based compensation” for purposes of Code section 162(m). If an award of Performance Shares is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be treated as a Performance Grant and shall be made pursuant to and subject to the requirements set forth in Section 6 above. Otherwise, the award shall be made pursuant to this Section 7 and shall be subject to the requirements described below.

(c) The Committee shall establish the performance goals to which each award of Performance Shares shall be subject. The performance goals need not be objective or based on the Performance Criteria described in Section 2(u) above, but may be based on other performance criteria selected by the Committee in its discretion. The Committee may vary the performance criteria, performance goals and weightings from Participant to Participant, grant to grant and Plan Year to Plan Year. The Committee may increase or decrease the minimum, target or maximum levels with respect to any performance goal after the start of a performance period in its discretion.

(d) The Committee shall establish for each award the number of shares of Company Stock payable at specified levels of performance, based on the performance goal(s) with respect to each performance criterion. The performance period with respect to an award may be any length of time and the performance goals with respect to such award may be established at any time after the start of such period in the Committee’s discretion. All determinations regarding the achievement of any performance goals will be made by the Committee. The Committee may increase during a Plan Year the number of shares of Company Stock that would otherwise be payable upon achievement of the performance goal(s) and may reduce or eliminate the payments unless otherwise provided in the Grant Agreement.

(e) The actual number of shares to be paid to a Participant under an award will be calculated by measuring the achievement of the performance goal(s) with respect to the performance criteria as established by the Committee. All calculations of actual payments shall be made by the Committee whose decision shall be final and binding on all parties. The Committee may reserve the right in a Grant Agreement to settle all or portion of an award of Performance Shares in cash instead of shares of Company Stock, with the cash portion to be determined based on the Fair Market Value as of the date of payment of the shares of Company Stock otherwise payable under the award, or to allow the Participant to defer payment under the award, subject to such terms as the Committee may determine in accordance with Code section 409A.

(f) A Participant shall have no rights as a shareholder until shares of Company Stock are issued under the award and all requirements with respect to the issuance of such shares have been satisfied.

(g) A Participant’s interest in an award of Performance Shares may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(h) Each Participant who is an Employee shall agree at the time of receiving an award of Performance Shares, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash or in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances. As an alternative to making a separate payment to the Employer to satisfy Applicable Withholding Taxes, if the Committee allows, the Participant may elect to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes. The shares of Company Stock retained may not exceed the amount of the Applicable Withholding Taxes.

8. Restricted Stock Awards.

(a) The Committee may grant Restricted Stock to eligible Service Providers. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Service Provider stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse. The terms and conditions may include the continued performance of services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof. Any service or performance period shall not be less than twelve consecutive months in length; provided, however, that the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will expire as a result of the Disability, death, retirement or involuntary termination of the Participant or the occurrence of a Change of Control. If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of Section 6.

(c) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares established by the Committee have lapsed or been removed.

(d) Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Unless otherwise provided in the Grant Agreement, (i) dividends or other distributions paid in shares of Company Stock shall be subject to the same restrictions set forth in paragraph (c) as the shares of Restricted Stock with respect to which the dividends or other distributions are paid and (ii) dividends or other distributions paid in cash shall be paid at the same time and under the same conditions as such dividends or other distributions are paid to the shareholders of record of Company Stock. Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse and upon request the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(e) Each Participant who is an Employee shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash or in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances. As an alternative to making a separate payment to his Employer to satisfy Applicable Withholding Taxes, if the Committee allows or the Grant Agreement so provides, the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes. The shares of Company Stock retained may not exceed the amount of the Applicable Withholding Taxes.

9. Stock Options.

(a) The Committee may grant Options to eligible Service Providers. Whenever the Committee grants Options, notice shall be given to the Service Provider stating the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) The exercise price of shares of Company Stock covered by an Option shall not be, and shall never become, less than 100 percent of the Fair Market Value of the shares on the Date of Grant, except as may be provided in Section 13. If the Participant is a Ten Percent Shareholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall be not less than 110 percent of the Fair Market Value of such shares on the Date of Grant.

(c) Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant. If the Participant is a Ten Percent Shareholder and the Option is intended to qualify as an Incentive Stock Option, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

(d) Options shall not be transferable except to the extent specifically provided in the Grant Agreement. Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e) Options that are intended to qualify as Incentive Stock Options shall be granted only to Employees who meet the eligibility requirements of Section 5.

(f) Options that are intended to qualify as Incentive Stock Options shall, by their terms, not be exercisable after the first to occur of (x) ten years from the Date of Grant (five years if the Participant to whom the Option has been granted is a Ten Percent Shareholder), (y) three months following the date of the Participant’s retirement or other termination of employment with the Company and all Related Companies for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(g) Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the Plan Year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and all Related Companies shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a Plan Year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

(h) A Participant who purchases shares of Company Stock under an Option shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(i) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option or the Committee in its discretion so permits, the Participant (i), unless prohibited by law, may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) may deliver shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iii) may cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate. Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no stock certificate shall be issued.

(j) Each Participant who is an Employee shall agree as a condition of the exercise of an Option to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash or in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances. As an alternative to making a separate payment to his Employer to satisfy Applicable Withholding Taxes, if the Committee allows or the Grant Agreement so provides, the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes. The shares of Company Stock retained may not exceed the amount of the Applicable Withholding Taxes.

(k) Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 9(k), (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (k), (i) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (B) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Option, or (D) any renewal of the Option that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 13 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

10. Effective Date of the Plan. The Plan was approved by the Board on February 25, 2008 and shall become effective as of the date on which it is approved by the shareholders of the Company. Until the Plan has been approved by the Company’s shareholders and the requirements of any applicable federal or state securities laws have been met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options shall be exercisable that, in either case, are not contingent on the occurrence of both such events.

11. Continuing Securities Law Compliance. If at any time on or after the effective date of the Plan as described in Section 10 above, the requirements of any applicable federal or state securities laws should fail to be met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options shall be exercisable until the Committee has determined that these requirements have again been met. The Company may suspend the right to exercise an Option at any time when the Company determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws. The Committee may provide that any time periods to exercise the Option are extended during a period of suspension.

12. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date that immediately follows the tenth anniversary of the date on which the Plan was approved by the Board. No new Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan at any time or amend the Plan at any time in any respect as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 13(a)), materially modifies the requirements as to eligibility for participation in the Plan, or that would otherwise be considered a material revision or amendment under Code section 422 or the listing standards of the exchange on which the Company Stock is traded, unless the change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

13. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan (including the maximum limits on Non-Option Awards and Incentive Stock Options under Section 4), the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, and other relevant terms of the Plan and any Incentive Awards shall be proportionately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or fractional cents with respect to the exercise price thereof, the Committee shall round down the number of shares covered by the Option to the nearest whole share and round up the exercise price to the nearest whole cent.

(b) In the event of a Change in Control as described in Sections 2(d)(iii) or 2(d)(iv), or if the Company is otherwise a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets occurs (in any such case, a “Corporate Event”), then the Committee may take any actions with respect to outstanding Incentive Awards as the Committee deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

14. Administration of the Plan.

(a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan or the Committee’s charter or as otherwise established by the Board, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii) to determine which persons are eligible Service Providers, to which of the Service Providers, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii) to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock, making Incentive Awards contingent on the Participant’s agreement to amendments to prior Incentive Awards or other conditions, and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance conditions (including Performance Goals), the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 13;

(vii) to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company;

(viii) to delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law or other applicable law, any portion of its authority under the Plan to make Incentive Awards to an executive officer of the Company, subject to any conditions that the Committee may establish (including but not limited to conditions on such officer’s ability to make awards to “executive officers” within the meaning of Section 16 of the Act or to “covered employees” within the meaning of Code section 162(m)(3)); and

(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

The Committee may amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with applicable provisions of the Code or any federal or state securities laws.

The Committee is prohibited from Repricing any Option without the prior approval of the shareholders of the Company with respect to the proposed Repricing.

(b) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by the Committee in writing or by electronic transmission or transmissions as permitted by the Bylaws of the Company, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any such officer(s) be authorized to grant Incentive Awards under the Plan, except in accordance with Section 14(a)(viii) above. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer(s), provided that the actions and interpretations of any such officer(s) shall be subject to review and approval, disapproval or modification by the Committee.

15. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

16. No Effect on Other Plans. Except as provided in Section 4(c) with respect to prior plans, nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any Related Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

17. Interpretation. The Plan is intended to operate in compliance with the provisions of Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code section 162(m). The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. This Plan and the individual Incentive Awards under the Plan are intended to comply with any applicable requirements of Code section 409A and shall be interpreted to the extent context reasonably permits in accordance with such requirements. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the State of Delaware.

Stanley Furniture Company, Inc.

VOTE BY INTERNET OR TELEPHONE

QUICK EASY IMMEDIATE

As a stockholder of Stanley Furniture Company, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 14, 2008.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by Phone:

Call 1 (866) 894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

OR

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE

VOTING ELECTRONICALLY OR BY PHONE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY - (Continued from reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEM (1) AND ITEM (2) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

Please mark your votes like this

1. Election of directors for three-year term ending 2011.

NOMINEES: 01 Robert G. Culp, III, and 02 T. Scott McIlhenney

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such nominee’s name in the space provided below.

FOR all nominees listed to the left (except as indicated otherwise)

WITHHOLD AUTHORITY to vote for all nominees listed to the left)

2. Approval of the Stanley Furniture Company, Inc. 2008 Incentive Compensation Plan.

FOR

AGAINST

ABSTAIN

3. In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held on April 15, 2008, receipt of which is hereby acknowledged.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please promptly mark, date, sign, and mail this Proxy Card in the enclosed envelope. No postage is required.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature

Signature

Dated:

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 15, 2008

The following Proxy Materials are available to you at http://www.cstproxy.com/StanleyFurniture/2008/

the Company’s Annual Report for the year ended December 31, 2007,

the Company’s 2008 Proxy Statement (including all attachments thereto),

the Proxy Card, and

any amendments to the foregoing materials that are required to be furnished to stockholders.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available to vote your proxy electronically. You must reference your Company ID, 9-digit proxy number and 10-digit account number.

Directions to the Annual Meeting of Stockholders can be obtained by calling (276) 627-2000.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

REVOCABLE PROXY

Stanley

Furniture Company, Inc.

Annual Meeting of Stockholders – April 15, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas I. Payne and David W. Robertson and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Stanley Furniture Company, Inc. (the “Company”) held of record by the undersigned on February 25, 2008, at the Annual Meeting of Stockholders to be held April 15, 2008, and at any adjournment thereof.

(Continued and to be dated and signed on reverse side)